UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 6, 2020

LEGACY HOUSING CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas		76022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 6, 2020, Legacy Housing Corporation (the “Company”) announced that it will restate its second quarter interim financial statements for fiscal year 2020. This decision was approved by, and with the continuing oversight of, the Company’s Audit Committee. As a result of the restatement, investors should no longer rely upon the Company's previously issued financial statements for the period set forth above, earnings releases for this period, and other communications relating to these financial statements. This conclusion was reached in consultation with the Company’s management and was discussed with the Company’s independent registered public accounting firm, BKD, LLP.

The Company identified an overstatement of costs errantly assigned to accounts payable for inventory received but not invoiced. The Company estimates that these adjustments will result in an increase to retained earnings of $1.4 million as of June 30, 2020. For the three and six months ended June 30, 2020, the Company estimates that these adjustments will result in a decrease of cost of product sales by $1.9 million and an increase of net income by $1.4 million.

The Company’s unaudited interim consolidated financial statements as of and for the quarter ended June 30, 2020 will be restated in an amended Quarterly Report on Form 10-Q/A.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include estimates of the overstatement/understatement of costs of product sales, income tax expense and net income for the three months and six months ended June 30, 2020. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as further review of the prior adjustments by the Company and its advisors resulting in additional adjustments; the risk that estimates are incorrect; changes in the methodology applied to calculate the estimates of the adjustments; and other risk factors included in documents that the Company has filed with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2019, as updated from time to time by the Company’s quarterly reports on Form 10-Q and its other filings with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A
LEGACY HOUSING CORPORATION

Date: November 6, 2020	By:	/s/ Thomas Kerkaert
	Name:	Thomas Kerkaert
	Title:	Chief Financial Officer